EXECUTION COPY

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of the Subscription Acceptance Date (as defined herein), is by and among U.S. Concrete, Inc., a Delaware corporation with its principal executive offices currently located at 2925 Briarpark, Suite 1050, Houston, TX 77042 (the “Company”), the direct and indirect domestic subsidiaries of the Company signatory hereto (individually, a “Guarantor,” and collectively, the “Guarantors;” the Guarantors and the Company are sometimes referred to herein collectively as the “Issuer Parties” and each, an “Issuer Party”) and the investors listed on the Schedule of Subscription Parties attached as Annex I (the “Subscription Parties”) that have properly completed and returned a Subscription Certificate (a “Subscription Certificate”) in the form attached as Exhibit A hereto and each of the investors set forth on Annex II (the “Put Option Parties,” and together with the Subscription Parties, the “Buyers”) party to that certain Support Agreement (as defined below).  The Company, the Buyers and the Guarantors are sometimes referred to herein collectively as the “Parties” and each of them, individually, as a “Party.”

Whereas:

A.           The Company and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”), each the subject of a voluntary case (the “Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) will be reorganized pursuant to a joint plan of reorganization (the “Plan”).

B.           The Company and each Buyer are entering into and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.           The Company has authorized a new series of convertible secured notes of the Company titled 9.5% Convertible Secured Notes due 2015 (the “Convertible Notes”) convertible into shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”; and the shares of Common Stock into which the Convertible Notes are convertible are sometimes referred to herein as the “Conversion Shares”), in connection with the Plan. The Convertible Notes will be issued in accordance with the terms of that certain indenture (as may be amended, modified or supplemented from time to time, the “Convertible Notes Indenture”) to be entered into among the Company, the Guarantors, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

D.           Each Guarantor will fully and unconditionally guarantee the Convertible Notes, pursuant to the terms of the Convertible Notes Indenture, as the purchase of the Convertible Notes by the Buyers will benefit the Company and Guarantors, both individually and as a whole.  The guarantees to be entered into by the Guarantors pursuant to the Convertible Notes Indenture are referred to herein as the “Guarantees,” and the Convertible Notes, the Conversion Shares and the Guarantees are sometimes referred to herein collectively as the “Securities.”

E.           The Company and the Put Option Parties have entered into (i) a letter agreement dated July 20, 2010 (the “Purchaser Letter”) with respect to the initial terms and conditions of the Convertible Notes and (ii) an agreement dated August 16, 2010 (the “Support Agreement”) pursuant to which each such Put Option Party has agreed to, among other things, purchase (or cause its designated affiliates to purchase) up to one-third of the Aggregate Principal Amount (as defined below) upon the exercise by the Company of the Put Option (as defined therein).

F.           The Issuer Parties have prepared an Offering Supplement to the Disclosure Statement, dated as of August 16, 2010 (including all documents incorporated by reference therein, the “Offering Memorandum”), with respect to the offering of the Securities (the “Subscription Offer” and, together with the transactions contemplated hereby and by the Support Agreement, the “Transactions”).

G.           Each Buyer wishes to purchase, and the Company wishes to sell, upon and subject to the terms and conditions set forth in this Agreement, the Subscription Amount (as such term is defined in the Offering Memorandum) of the Securities. The Subscription Amount of any Buyer shall not be greater than its pro rata portion of the Convertible Notes, although the Put Option Parties may be required to purchase additional Securities in accordance with terms of the Support Agreement.  The aggregate principal amount of the Securities to be issued in the Subscription Offer shall be $55,000,000 (the “Aggregate Principal Amount”).

H.           Each Buyer, by virtue of the execution and delivery of its Subscription Certificate by such Buyer and its dealer, broker or other nominee to the Subscription Agent (as defined below) by the Subscription Offer Expiration Time, will, upon the Company’s acceptance of such Subscription Certificate, become a party to this Agreement and the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Issuer Parties will agree to file with the SEC, under the circumstances set forth therein, one or more shelf registration statements pursuant to Rule 415 of the Securities Act relating to the sale by certain holders of the Convertible Notes and Conversion Shares.

I.           Concurrently with the closing of the purchase and sale of the Securities hereunder, the Issuer Parties will enter into a revolving credit facility among the Company, certain affiliates thereof, JPMorgan Chase Bank, N.A. as administrative agent (“Administrative Agent”) and the lenders party thereto and any related documents (the “Revolving Facility”).

J.           The Issuer Parties will secure their obligations under the Securities by (i) first-priority liens on substantially all of the assets of the Company and each of the Guarantors, including material owned real property and material owned quarries and related assets, subject to permitted liens (including a second-priority lien in favor of the collateral agent under the Revolving Facility) and certain exceptions as described in the Convertible Notes Security Agreement (the “First Lien Collateral”); and (ii) a second-priority lien on the assets of the Company and the Guarantors securing the Revolving Facility on a first-priority basis, subject to permitted liens and certain exceptions, as described in the Convertible Notes Security Agreement (the “Second Lien Collateral,” and together with the First Lien Collateral, the “Collateral”).  In connection with the Transactions, (a) the Issuer Parties and the Collateral Agent will enter into the Convertible Notes Security Agreement to be dated as of the Closing Date (the “Convertible Notes Security Agreement”), providing for, among other things, the grant of a security interest in the Collateral as security for the Issuer Parties’ obligations under the Securities and other documents and instruments (including, for the avoidance of doubt, mortgages) evidencing or creating or purporting to create a security interest in favor of the Trustee and the Collateral Agent (the “Other Security Documents”) and, together with the Convertible Notes Security Agreement, the “Security Documents”) and (b) the Administrative Agent under the Revolving Facility and the Collateral Agent will enter into an Intercreditor Agreement to be dated the Closing Date, which Intercreditor Agreement shall be acknowledged by the Company (the “Intercreditor Agreement”).

K.           This Agreement, the Convertible Notes, the Guarantees, the Convertible Notes Indenture, the Registration Rights Agreement, the Security Documents, the Support Agreement, the Intercreditor Agreement, and the Subscription Certificates as each of them may be amended, modified or supplemented from time to time, are sometimes referred to herein collectively as the “Transaction Documents” and each, a “Transaction Document.”

L.           Capitalized terms used but not defined herein shall have the meaning given to such terms in the Offering Supplement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES

(a)           Purchase and Sale of the Securities at Closing.  Subject to the satisfaction (or waiver, as provided herein) of the conditions set forth in Section 5 and Section 6 below, on the Closing Date (as defined below), the Company agrees to issue and sell to each Buyer and each Buyer severally, but not jointly, agrees to purchase from the Company, the respective aggregate principal amount of Convertible Notes set forth in the Subscription Certificate executed by such Buyer (subject to reduction as described in the Offering Memorandum); provided that, to the extent the Company does not receive Subscription Certificates providing for the purchase of at least the Aggregate Principal Amount on or prior to the Subscription Offer Expiration Time, each of the Put Option Parties also agrees to purchase its respective Put Percentage (as defined in the Support Agreement) of Convertible Notes (subject to the provisions of the Support Agreement).  The purchase and sale of the Securities on the terms and subject to the conditions set forth in this Agreement is referred to herein as the “Closing.”  The Guarantors agree to execute, and deliver to the Trustee, the Guarantees on account of the Convertible Notes issued and sold on the Closing Date.

(b)           Purchase Price.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of the Securities to be purchased (the “Purchase Price”) by such Buyer at the Closing.

(c)           Closing Date.  The Closing shall take place at the offices of Kirkland & Ellis LLP, 300 N. LaSalle, Chicago, Illinois 60654, at 9:00 a.m., Chicago time, on the date (the “Closing Date”) set forth on the notice (the “Closing Date Notice”) delivered by the Company to Wells Fargo Bank, National Association, as subscription agent for the Subscription Offer (the “Subscription Agent”) and the Put Option Parties setting forth the satisfaction or waiver of all closing conditions set forth in this Agreement (other than those that by their terms will be satisfied on the Closing Date).  The Closing Date shall occur on the effective date (the “Effective Date”) of the Plan and shall occur no earlier than the second business day after the Company’s delivery of the Closing Date Notice.

(d)           Form of Payment.  Upon the satisfaction (or waiver, as provided herein) of the conditions set forth in Section 5 and Section 6 below, the Securities shall be delivered by the Issuer Parties to the Buyers through the facilities of The Depository Trust Company (“DTC”) against payment of the Purchase Price therefor.  Each Buyer (other than the Put Option Parties) shall deliver its Subscription Payment to its broker or nominee, who shall deliver such payment to Wells Fargo Bank, National Association, as escrow agent for the Subscription Offer (the “Escrow Agent”) not later than one business day following the Subscription Acceptance Date in accordance with the terms of its Subscription Certificate and the terms of the Subscription Offer described in the Offering Memorandum.  Each Put Option Party shall deliver its Subscription Payment and the applicable Put Participation Amount (as defined in the Support Agreement) to the Escrow Agent as soon as practicable after the Company’s delivery of the Put Election, in accordance with the terms of the Support Agreement, but in no event later than the business day immediately preceding the Closing Date.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

Each Buyer represents and warrants, on behalf of itself only and not with respect to any other Parties, to the other Parties that the following statements are true, correct and complete as of the date hereof:

(a)           Organization; Powers.  Such Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization or formation, as applicable.  Such Buyer has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it hereunder and thereunder.

(b)           Authorization; Enforceability.  The entry into and performance of this Agreement and the Transaction Documents to which it is a party by it have been duly authorized by all necessary actions on the part of such Buyer.  This Agreement has been duly entered into and constitutes the legal, valid, and binding obligation of such Buyer, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally, and by judicial discretion in the enforcement of equitable remedies.

(c)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)           Ownership.  Such Buyer is, as of the Record Date, (i) (A) the sole beneficial owner and/or the investment advisor, authorized representative, or manager for the beneficial owner of Existing Notes having the power to vote and dispose of the Existing Notes indicated on such Buyer’s Subscription Certificate on behalf of such beneficial owner; and (B) entitled (for its own account or for the account of other persons or entities claiming through any of them) to all of the rights and economic benefits of such Existing Notes; or (ii) otherwise entitled to act on behalf of such Existing Notes and/or the beneficial owner or owners and/or investment advisor or manager thereof.

(e)           Accredited Investor Status.  Such Buyer acknowledges that (i) it is either (A) a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the SEC under the Securities Act or (B) an institutional investor that is an “accredited investor,” within the meaning of Rule 501(a)(1), (2), (3) and (7) promulgated by the SEC under the Securities Act, (ii) it is acquiring the Securities to be issued to it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder and (iii) it is aware that an investment in the Securities involves economic risk and that it may lose its entire investment in the Securities. Such Buyer further acknowledges that the Securities are “restricted securities” under the federal securities laws, have not been registered under the Securities Act or any state securities or “blue sky” laws and may not be offered or sold except pursuant to an effective registration statement thereunder or an exemption from registration under the Securities Act and applicable state securities laws.  Such Buyer further acknowledges that it has adequate information concerning the business and affairs of the Company to make an informed decision regarding the purchase of Securities contemplated hereby and has independently and without reliance upon the Company, or the Company’s advisors, and based upon such information such Buyer has deemed appropriate, made its own analysis and decision to enter into the Transaction Documents to which it is a party, except that such Buyer has relied upon the representations, warranties, agreements and covenants of the Issuer Parties contained in this Agreement and the information provided in the Offering Memorandum. Such Buyer understands that nothing in the Offering Memorandum, Transaction Documents or any other materials presented by or on behalf of the Company or its subsidiaries to such Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)           Legend.  Such Buyer understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Convertible Notes and all certificates or other instruments issued in exchange therefor or in substitution thereof, including the Common Stock issued upon conversion of the Convertible Notes, shall bear the legend(s) set forth in the Convertible Notes Indenture, and that the Company will make a notation on its records and give instructions to the Trustee in order to implement the restrictions on transfer of the Convertible Notes, set forth and described therein.

(g)           General Solicitation.  Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(h)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Issuer Parties are relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(i)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)           Residency.  For purposes of U.S. securities laws, such Buyer is a resident of the jurisdiction specified on such Buyer’s Eligibility Questionnaire, which it previously submitted to the Subscription Agent in accordance with the terms of the Offering Memorandum.

3.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER PARTIES.

The Issuer Parties jointly and severally represent and warrant to each Buyer as set forth below, except as has been previously disclosed in (i) the Offering Memorandum or (ii) any report, schedule, form, statement or other document required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, filed with the SEC prior to the date of this Agreement:

(a)           Organization; Powers.  Such Issuer Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization or formation, as applicable.  Such Issuer Party has all requisite power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; (ii) to execute and deliver this Agreement and the Transaction Documents to which it is a party and (iii) to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such Issuer Party hereunder and thereunder.  Such Issuer Party is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not impair or hinder the ability of such Issuer Party to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

(b)           Authorization; Enforceability.  The execution, delivery, and performance of this Agreement and the other Transaction Documents by such Issuer Party have been duly authorized by all necessary actions on the part of such Issuer Party.  This Agreement and each other Transaction Document has been or will be on the Closing Date, as applicable, duly executed and delivered by such Issuer Party and constitutes or will constitute on the Closing Date, as applicable, the legal, valid, and binding obligation of such Issuer Party, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally, and by judicial discretion in the enforcement of equitable remedies.

(c)           Government Approvals; No Conflicts.  The execution and delivery by each Issuer Party of this Agreement and the Transaction Documents and the performance by each Issuer Party of its obligations under this Agreement and the Transaction Documents and the consummation of the Transactions, including its issuance of the Convertible Shares (with or without the giving of notice, the lapse of time, or both): (i) subject to the approval of the Bankruptcy Court and approval of the Plan, do not require the consent of any third party (including any federal, state or local governmental authority, including any court or administrative or regulatory agency (a “Governmental Authority”); (ii) subject to the approval of the Bankruptcy Court and approval of the Plan, will not conflict with any provision of such Issuer Party’s certificate of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents; (iii) subject to the approval of the Bankruptcy Court and approval of the Plan, will not violate, result in a breach of, or contravene any applicable common law and any applicable statute, ordinance, code, or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, or applied by any Governmental Authority, including the terms of any license or permit and any applicable order, decree, or judgment that may have been handed down, adopted, or imposed by any Governmental Authority, in each case as in effect on the date of this Agreement applicable to such Issuer Party (other than any filings required under federal or state securities laws to be made by the Closing Date, or to the extent permitted by applicable laws, thereafter); and (iv) except with respect to the revolving credit, term loan and guarantee agreement, effective as of May 3, 2010 among the Company, the Guarantors, JPMorgan Chase Bank and the lenders party thereto (the “DIP Facility”), will not violate, conflict with, result in a material breach of any terms of, constitute grounds for termination of, constitute a default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under), or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, or similar instrument to which such Issuer Party is a party or by which such Issuer Party or its properties may be bound legally.

(d)           Issuance of Securities. The Securities, when issued, sold and delivered as provided herein, will each be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and entitled to the benefits provided by the Convertible Notes Indenture.  The Conversion Shares, when issued, sold and delivered as provided herein, will be free and clear of all liens, encumbrances, equities or claims and the Company will have reserved an adequate amount of the Common Stock for issuance of Conversion Shares upon conversion of the Convertible Notes as of the Closing.

(e)           Investment Company Status.  Each of the Issuer Parties is not, and after giving effect to the offering and sale of the Convertible Notes and the application of the proceeds thereof, each of the Issuer Parties will not be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(f)           Margin Regulations.  Neither the issuance, sale and delivery of the Convertible Notes nor the application of the proceeds thereof by the Company will result in a violation of Section 7 of the  Exchange Act, Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(g)           No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf, has (i) engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.  Except for this Agreement and the other Transaction Documents, the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities.

(h)           QIBs and Accredited Investors.  The Company has not offered or sold any of the Securities to any person or entity whom it reasonably believes is not (i) a “qualified institutional buyer” as defined in Rule 144A or (ii) an institutional “accredited investor” (as defined in clauses (1), (2), (3) and (7) of Rule 501(a) of Regulation D).

(i)           Untrue Statements or Omissions.  The Offering Memorandum did not, as of the date thereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, each of the Company’s filings with the SEC since January 1, 2010 is, as of its respective filing date, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading.

4.	COVENANTS OF THE PARTIES.

(a)           Reasonable Best Efforts.  Each Party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 and Section 6, as applicable, of this Agreement.

(b)           Form D and Blue Sky.  The Company shall file a Form D with respect to the Securities as required under Regulation D.  The Company shall take all necessary action in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(c)           Reservation of Shares. The Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock (the “Reservation Amount”) issuable upon conversion of all of the Convertible Notes without regard to any limitations on conversions or exercise.

(d)           Use of Proceeds.  The proceeds of the Securities shall be used only (i) to pay off indebtedness under the DIP Facility and (ii) for working capital and for general corporate purposes

(e)           DTC. The Company shall cause the Securities to be eligible for clearance and settlement through the facilities of DTC.

(f)           No Resales by the Company.  The Company shall not, and shall use its reasonable best efforts to not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(g)           No Stabilization.  None of the Issuer Parties will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h)           Offering Memorandum. The Company shall prepare an Offering Memorandum in a form approved by the Put Option Parties (such approval not to be unreasonably withheld) and shall not make any amendment or supplement to the Offering Memorandum which shall reasonably be disapproved by the Put Option Parties.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL, AND THE GUARANTORS’ OBLIGATION TO GUARANTEE, THE CONVERTIBLE NOTES.

The obligation of the Company hereunder to issue and sell the Convertible Notes to each Buyer at the Closing, and the Guarantors’ obligations to guarantee the Convertible Notes, are subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the sole benefit of the Issuer Parties and may be waived by the Issuer Parties at any time in their sole discretion by providing each Buyer with prior written notice thereof:

(a)           the order confirming the Plan (the “Confirmation Order”) by the Bankruptcy Court in the Chapter 11 Cases shall have become a final order, in full force and effect without reversal, modification or stay and the Plan shall have been consummated on the terms and conditions set forth therein, as amended and in effect as of the date of the Confirmation Order;

(b)           the Effective Date and the Closing Date shall occur no later than October 1, 2010;

(c)           the Put Option Parties shall have deposited funds as provided herein and in the Support Agreement sufficient to satisfy in full their obligation under the Support Agreement and the transactions contemplated by the Support Agreement shall occur concurrently with the Closing of the Subscription Offer;

(d)           the Subscription Agent shall have received a fully executed Subscription Certificate for each Buyer;

(e)           the Trustee shall have executed and delivered the Convertible Notes Indenture and it shall have become binding on and enforceable against the Trustee;

(f)           the parties to the Security Documents, other than the Company and the Guarantors, shall have executed and delivered the Security Documents and the Security Documents shall be binding on and enforceable against the parties thereto other than the Company and the Guarantors;

(g)           the parties to the Intercreditor Agreement, other than the Company and the Guarantors, shall have executed and delivered to the Company the Intercreditor Agreement and the Intercreditor Agreement shall be binding on and enforceable against the parties thereto other than the Company and the Guarantors;

(h)           the Revolving Facility credit agreement shall have been executed and delivered by all requisite parties (other than the Company and the Guarantors) and be binding on and enforceable against all parties thereto (other than the Company and the Guarantors), all conditions to funding thereunder shall have been satisfied with the closing of the Transactions, all obligations under the DIP Facility (other than contingent obligations not then due and payable) will have been repaid in full, all commitments under the DIP Facility will have been terminated and all liens and security interests related to the DIP Facility will have been terminated or released;

(i)           no legal action or litigation shall have been taken or instituted, or threatened by a third party, which seeks to (or does) restrain, prevent or otherwise impose conditions on the Transactions which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect (as defined below) or that would materially and adversely affect the consummation of the Transactions;

(j)           the representations and warranties of each Buyer contained in the Transaction Documents to which such Buyer is a party shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or “material adverse effect”, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date;

(k)           no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Securities or the consummation of the Transactions; and

(l)           no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE SECURITIES AT THE CLOSING.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           each of the representations set forth in Section 3 shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or “material adverse effect”, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(b)           each of the Issuer Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to which it is a party to be performed, satisfied or complied with by such Issuer Party at or prior to the Closing Date;

(c)           there shall not have occurred a dismissal or conversion of any Case to a case under chapter 7 of the Bankruptcy Code or the appointment of a chapter 11 trustee in any Case;

(d)           no provision of the Plan (as filed with the Bankruptcy Court) shall have been amended, supplemented or otherwise modified in any respect in a manner materially adverse to the Buyers without the consent of the Buyers (such consent not to be unreasonably withheld or delayed);

(e)           the Confirmation Order by the Bankruptcy Court in the Cases shall have become a final order, in full force and effect without reversal, modification or stay; the Plan shall have been consummated on the terms and conditions set forth herein, as amended and in effect as of the date of the Confirmation Order;

(f)           the Company shall provide evidence to the Buyers, in form and substance reasonably satisfactory to the Buyers, that substantially concurrently with the issuance of the Convertible Notes all obligations under the DIP Facility (other than contingent obligations not then due and payable) will have been repaid in full, all commitments under the DIP Facility will have been terminated and all liens and security interests related to the DIP Facility will have been terminated or released;

(g)           except to the extent disclosed by the Company in any filing made by the Company with the Securities and Exchange Commission (the “SEC”) prior to July 20, 2010, in the Plan or in writing to the Put Option Parties on July 20, 2010, (i) there shall not have occurred or become known to the Buyers any events, developments, conditions or circumstances that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company and its direct and indirect subsidiaries, taken as a whole (or the reorganized Company and its direct and indirect subsidiaries, taken as a whole) (a “Material Adverse Effect”) and (ii) no material assets of the Debtors shall have been sold or agreed to be sold outside of the ordinary course of business from and after the date hereof;

(h)           (i) the Company and the Guarantors shall have entered into the Transaction Documents and the Company shall have delivered the executed versions  of the Transaction Documents to the Put Option Parties on the Closing Date and (ii) on the Effective Date, (A) there not being any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would constitute an event of default, under the Transaction Documents and (B) the Transaction Documents being in full force and effect;

(i)           the payment of the fees and reimbursement of out-of-pocket costs and expenses as set forth in the Purchaser Letter, the Plan and the letter, dated as of February 22, 2010, between the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) regarding payment by the Company of fees and expenses to Paul Weiss as counsel to a group formed by certain holders of the Existing Notes (the “Expense Agreement”), in accordance with the terms hereof and thereof; provided, that the Put Option Parties shall cause Paul Weiss to provide the Company with an estimate of its fees and expenses through the Closing Date at least two (2) business days prior to the Closing Date;

(j)           the Effective Date and the Closing Date shall occur on or prior to October 1, 2010;

(k)           as of the date of the Offering Memorandum and on the Closing Date, the materials to be used in connection with the Subscription Offer regarding the Company, its subsidiaries and the Convertible Notes, for distribution to eligible holders of the Existing Notes, when furnished and taken as a whole, shall be complete and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading;

(l)           the following shall be true and correct: each of the Company’s filings with the SEC since January 1, 2010 is, as of its respective filing date, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading;

(m)           substantially concurrently with the issuance of the Convertible Notes, the Debtors and the lenders under the Revolving Facility (i) having entered into the definitive documentation for the Revolving Facility and any related documentation and reasonably satisfactory to the Buyers and (ii) all conditions to borrowing under the Revolving Facility shall be satisfied or waived (provided that if such waiver could reasonably be expected to be adverse in any material respect to the interests of the Put Option Parties, the Put Option Parties shall have consented to such waiver) on or prior to the Effective Date, and (iii) on the Effective Date (y) there shall not be any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would become an event of default, under the Revolving Facility and (z) the Revolving Facility shall be in full force and effect;

(n)           on the Closing Date, the Put Option Parties shall have received and the Trustee shall be entitled to rely on an opinion from Kirkland & Ellis LLP, counsel to the Issuer Parties, dated as of the Closing Date and addressed to the Put Option Parties, in form and substance reasonably satisfactory to the Put Option Parties;

(o)           on the Closing Date, the Put Option Parties shall have received and the Trustee shall be entitled to rely on (i) an opinion from Baker Botts L.L.P., Texas counsel to the Issuer Parties, dated as of the Closing Date and addressed to the Put Option Parties, in form and substance reasonably satisfactory to the Put Option Parties and (ii) opinions from any other counsel to the Issuer Parties, dated as of the Closing Date and addressed to the Put Option Parties, as are delivered in connection with the Revolving Facility;

(p)           the Put Option Parties shall have received a certificate of each of the Issuer Parties, dated the Closing Date, signed on behalf of each Issuer Party by, in the case of the Company, its Chairman of the Board, President or any Vice President, or in the case of each other Issuer Party by an authorized officer of such Issuer Party, to the effect that:

(i)           the representations and warranties of such Issuer Party contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (unless such representations and warranties relate to a specified date), and such Issuer Party has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (unless otherwise waived);

(ii)           at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known to such officer, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)           the sale of the Securities hereunder has not been enjoined (temporarily or permanently);

(q)           the Put Option Parties shall have received a certificate of each of the Issuer Parties, dated the Closing Date, signed on behalf of each Issuer Party by a respective Secretary or Assistant Secretary, which shall include, among other things, (x) charter or by-laws or similar constitutive documents of such Issuer Party, (y) resolutions authorizing the issuance of the Convertible Notes or the Guarantees, as applicable, and (z) such other information as the Put Option parties may reasonably require;

(r)           on the Closing Date, the Put Option Parties shall have received (i) the Security Documents to the extent and in the manner provided for in the Convertible Notes Indenture and the Security Documents and as described in the Offering Memorandum, in each case executed by the parties thereto, (ii) evidence that all of the liens on the Collateral other than those liens permitted by the Convertible Notes Indenture and the applicable Security Documents have been released, terminated or arrangements to further release or terminate have been made (which with respect to any mortgages currently encumbering any of the Collateral, shall be deemed satisfied so long as the title insurer is irrevocably committed to issue lender’s title insurance policies insuring that the holders of the Securities have a first priority lien on the real estate Collateral (subject to permitted liens as described in the Convertible Notes Indenture and Security Documents)) and (iii) all documents necessary to establish that the Collateral Agent for the benefit of the holders of the Securities will have a perfected first priority security interest or lien on the Collateral (subject to permitted liens as described in the Convertible Notes Indenture and the Security Documents), as contemplated herein and in the Offering Memorandum, shall have been delivered to the Collateral Agent;

(s)           on the Closing Date, the Put Option Parties shall have received the Convertible Notes executed by the Company and the Guarantees executed by the Guarantors, and the Securities shall be in full force and effect at all times from and after the Closing Date; and

(t)           all governmental, shareholder or third party consents, if any, necessary for the consummation of the Transaction having been obtained.

7.	EFFECTIVENESS AND TERMINATION.

(a)           This Agreement shall become effective only upon the Company’s acceptance of the applicable Subscription Certificates following the Subscription Offer Expiration Time (such time, the “Subscription Acceptance Time”) and in accordance with the terms and conditions set forth in the Offering Memorandum.  Prior to the Company’s acceptance of a Subscription Certificate with respect to such Buyer, other than with respect to a Put Option Party, (i) this Agreement shall not constitute a binding obligation of the Company, the Guarantors or such Buyer and (ii) none of the Company, the Guarantors or such Buyer shall have any rights or obligations under this Agreement.  Each Buyer agrees that upon the Company’s acceptance of such Buyer’s Subscription Certificate following the Subscription Offer Termination Date, such Buyer (including the Put Option Parties) shall automatically become a party to this Agreement and thereafter be bound by the terms and conditions of hereof.  The Company’s acceptance of a Subscription Certificate shall be evidenced solely by the Company providing the Subscription Agent notice that such Subscription Certificate has been accepted, and the Company shall not be deemed to have accepted a Subscription Certificate in absence of such notice.

(b)           This Agreement shall terminate:

(i)           upon the mutual written agreement of the Company and the Buyers who have collectively subscribed to purchase a majority of the aggregate principal amount of Convertible Notes offered pursuant to the Subscription Offer (the “Requisite Buyers”), provided that such Requisite Buyers shall include each of the Put Option Parties;

(ii)           upon written notice by the Company to the Buyers after October 1, 2010 (the “Drop Dead Date”); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7(b)(iii) if it is then in material breach of its obligations under this Agreement;

(iii)           upon written notice by the Put Option Parties after the Drop Dead Date; provided that the Put Option Parties shall not be entitled to terminate this Agreement pursuant to this Section 7(b)(iv) if the Put Option Parties are then in material breach of their obligations under this Agreement;

(iv)           10 days after the Requisite Buyers have delivered written notice to the Company that the Company has materially breached this Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Requisite Buyers to terminate after the Drop Dead Date; provided further that such Requisite Buyers shall include each of the Put Option Parties; or

(v)           10 days after the Company has delivered notice to the Buyers that the Buyers have materially breached this Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Company to terminate after the Drop Dead Date.

(c)           Except to the extent specified in this Agreement, upon termination of this Agreement in accordance with its terms, all rights and obligations of the Parties shall terminate automatically and shall become null and void and no Party shall have any liability to any other Party following termination of this Agreement; provided that this Section 7(c) shall in no way limit any liabilities or obligations any Party may have to another Party pursuant to the Support Agreement or any other agreement or instrument to which such Party is a party or is otherwise bound); provided, further, that no termination of this Agreement shall relieve any Party in breach of its obligations under this Agreement for damages arising from the breach of this Agreement.

(d)           Notwithstanding anything to the contrary herein, the provisions of Section 8, Section 9 and Section 10 shall survive termination.

8.	EXPENSES.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants; (ii) all costs and expenses incurred by the Company or its subsidiaries in connection with the issuance and delivery of the Securities, including any necessary issue, transfer or other stamp taxes payable thereon; (iii) the costs and charges of any transfer agent, registrar or depositary; (iv) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Convertible Notes Indenture and the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Convertible Notes by DTC for “book entry” transfer and (vi) all other costs and expenses incurred by the Company in connection with the performance of the its obligations hereunder for which provision is not otherwise made in this Section 8. It is understood that, except as provided in Section 9, the Company shall have no obligation under this Agreement to pay any of the Buyers’ costs and expenses, including fees and disbursements of their counsel, or any issue, transfer or other stamp taxes payable on resale of any of the Securities by the Buyers; provided, that the Company shall be required to pay certain expenses and fees to the Put Option Parties and their counsel pursuant to the Expense Agreement and the Purchaser Letter.

9.	INDEMNIFICATION.

(a)           The Issuer Parties, jointly and severally, agree to indemnify and hold harmless the Buyers, each of their affiliates and each of their and their affiliates’ respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and related reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of one counsel for the Indemnified Parties, except to the extent an actual conflict exists among them) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to the Transactions, this Agreement or the transactions contemplated hereby, any use made or proposed to be made with the proceeds of the Convertible Notes, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, and shall reimburse (promptly following written demand, including documentation reasonably supporting such request) each Indemnified Party on demand for all reasonable legal and other out-of-pocket expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability, or expense is (i) found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its affiliates or its or its affiliates’ respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys or representatives or (ii) solely relating to or arising from a dispute between or among the Indemnified Parties.

(b)           If any Indemnified Party shall receive an indemnification payment in respect of any claim, damage, loss, liability or expense pursuant to Section 9 and such claim, damage, loss, liability or expense is found by a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its affiliates or its or its affiliates’ respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys or representatives, then such Indemnified Party shall refund the amount received by it in respect of such indemnification in excess of that amount to which it is entitled under the terms of Section 9.  In no event, however, shall any Indemnified Party be liable to the Issuer Parties or any of an Issuer Party’s affiliates on any theory of liability for any special, indirect, consequential or punitive damages.

(c)           The Issuer Parties will not enter into any settlement of any lawsuit, claim or other proceeding arising out of the Transactions without the consent of a majority of the Buyers unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Parties and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.  No Indemnified Party shall be liable to the Issuer Parties or any of their affiliates for any damages arising from the use by unauthorized persons of any information made available to the Buyers by the Issuer Parties or any of their representatives through electronic, telecommunications or other information transmission systems that is intercepted by such persons.

(d)           Notwithstanding the foregoing, no Issuer Party nor any of its affiliates shall have any liability for any settlement of any lawsuit, claim or other proceeding arising out of this Agreement or the transactions contemplated hereby if such settlement is entered into without the prior written consent of such Issuer Party, not to be unreasonably withheld.

10.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to internal conflicts of law principles that may apply to this Agreement in any other jurisdiction.  Each of the Parties hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction and venue of the Bankruptcy Court, and in the event that the Bankruptcy Court does not have or declines to exercise jurisdiction or there is a reason to believe that it would not have or would decline to exercise jurisdiction, to the nonexclusive jurisdiction and venue of any New York State court or Federal court of the United States of America located in New York City in the Borough of Manhattan, but solely in any action or proceedings arising out of or relating to this Agreement or the Transactions.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)           Each Party irrevocably waives, to the fullest extent permitted by applicable law, (A) any right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Transactions and (B) any objection that it may now or hereafter have to the laying of venue of any such action, proceeding or counterclaim in the Bankruptcy Court or the state or federal courts located in New York City in the Borough of Manhattan.

(b)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed in facsimile form or in portable document format (pdf).

(c)           Professional Advice.  Each of the Parties has received independent legal and professional advice from advisors of its choice with respect to the provisions hereof and the advisability of entering into the agreements set forth herein.  Prior to the execution hereof, each of the Parties and their applicable advisors reviewed this Agreement and the Exhibits hereto.

(d)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           Entire Agreement; Amendments.  This Agreement (including the recitals, annexes, exhibits and schedules hereto), the other Transaction Documents, the Support Agreement and the Expense Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons or entities acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, the Support Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Aggregate Principal Amount, and any amendment to this Agreement made in conformity with the provisions of this Section 10(f) shall be binding on all Buyers and holders of Securities as applicable; provided, however, that any amendment or modification to this Agreement which would (i) amend the Purchase Price shall require the consent of each Buyer or (ii) materially and adversely affect a Buyer in a manner disproportionate to the other Buyers shall require the consent of such Buyer.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(g)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company or to a Guarantor, to:

U.S. Concrete, Inc.
2925 Briarpark, Suite 1050
Houston, Texas  77042
Telephone:	(713) 499-6200
Facsimile:	(713) 499-6201
Attention:	General Counsel

With a copy to (for information purposes only):

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois  60654
Telephone:	(312) 862-2163
Facsimile:	(312) 862-2200
Attention:	Carol Anne Huff, Esq.

If to a Buyer:

To its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth in Column (5) of the Schedule of Buyers.

In each case, with a copy to (for informational purposes only):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Telephone:	(212) 373-3085
Facsimile:	(212) 757-3990
Attention:	Tracey Zaccone, Esq.

or to such other address, facsimile number and/or email address to the attention of such other person or entity as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities pursuant to this Agreement.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Aggregate Principal Amount.  A Buyer may assign some or all of its rights hereunder to an affiliate of such Buyer with the prior written consent of the Company or as otherwise provided in the Support Agreement, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity other than the Indemnified Parties.

(j)           Further Assurances.  The Parties shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions in accordance with the terms and conditions hereof.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)           Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, each Issuer Party recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  Each Issuer Party therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case, including specific performance, without the necessity of proving actual damages and without posting a bond or other security, and that the Issuer Parties shall pay or reimburse the Buyers for all costs and expenses, including reasonable attorneys’ fees, incurred by the Buyers (or their agents or representatives) in connection therewith.

(m)           Several, Not Joint, Obligations. The agreements, representations, liabilities and obligations of the parties under this Agreement are, in all respects, several and not joint.

(n)           Time of Essence.  Time is of the essence with respect to all provisions of this Agreement.

*  *  *  *  *  *

IN WITNESS WHEREOF, the Company and each Guarantor has caused its respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

U.S. CONCRETE, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: Chief Executive Officer and President

GUARANTORS:

ALBERTA INVESTMENTS, INC.
ALLIANCE HAULERS, INC.
ATLAS REDI-MIX, LLC
ATLAS-TUCK CONCRETE, INC.
BEALL CONCRETE ENTERPRISES, LLC
BEALL INDUSTRIES, INC.
BEALL INVESTMENT CORPORATION, INC.
BEALL MANAGEMENT, INC.
HAMBURG QUARRY LIMITED LIABILITY COMPANY
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
REDI-MIX, LLC

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: President

Signature Page to Note Purchase Agreement

KURTZ GRAVEL COMPANY SUPERIOR HOLDINGS, INC. TITAN CONCRETE INDUSTRIES, INC. USC ATLANTIC, INC. USC MICHIGAN, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: Vice President and Secretary

EASTERN CONCRETE MATERIALS, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: President and Secretary

Signature Page to Note Purchase Agreement

AMERICAN CONCRETE PRODUCTS, INC.
BRECKENRIDGE READY MIX, INC.
BUILDERS’ REDI-MIX, LLC
BWB, INC. OF MICHIGAN
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
INGRAM CONCRETE, LLC
MG, LLC
SAN DIEGO PRECAST CONCRETE, INC.
SMITH PRE-CAST, INC.
SIERRA PRECAST, INC.
SUPERIOR CONCRETE MATERIALS, INC.
U.S. CONCRETE ON-SITE, INC.
USC MANAGEMENT CO., LLC
USC PAYROLL, INC.
USC TECHNOLOGIES, INC.

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: Vice President and Secretary

LOCAL CONCRETE SUPPLY & EQUIPMENT,LLC MASTER MIX CONCRETE, LLC MASTER MIX, LLC NYC CONCRETE MATERIALS, LLC PEBBLE LANE ASSOCIATES, LLC

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: President and Secretary

Signature Page to Note Purchase Agreement

CONCRETE ACQUISITION III, LLC
CONCRETE ACQUISITION IV, LLC
CONCRETE ACQUISITION V, LLC
CONCRETE ACQUISITION VI, LLC
CONCRETE XXXIII ACQUISITION, INC.
CONCRETE XXXIV ACQUISITION, INC.
CONCRETE XXXV ACQUISITION, INC.
CONCRETE XXXVI ACQUISITION, INC.

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: President

Signature Page to Note Purchase Agreement

RIVERSIDE MATERIALS, LLC

By:	/s/ Wallace H. Johnson
Name: Wallace H. Johnson
Title: President and Secretary

Signature Page to Note Purchase Agreement

Annex I

SCHEDULE OF SUBSCRIPTION PARTIES

Annex II
SCHEDULE OF PUT OPTION PARTIES

The Monarch Funds

Monarch Capital Master Partners LP

Monarch Cayman Fund Ltd.

Monarch Debt Recovery Master Fund Ltd.

Monarch Opportunities Master Fund Ltd.

Oakford MF Limited

The Whitebox Funds

Whitebox Convertible Arbitrage Partners, LP

Whitebox Multi-Strategy Partners, LP

Whitebox Credit Arbitrage Partners, LP

The York Funds

York Credit Opportunities Master Fund, L.P.

York Credit Opportunities Fund, L.P.

Exhibit A

FORM OF SUBSCRIPTION CERTIFICATE

[Attached]

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]